Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:
Barbara Baker
Taubman, Vice President,
Corporate Affairs & Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS SELLS LONG ISLAND LAND AND INTEREST IN ARIZONA MILLS TO SIMON PROPERTY GROUP

BLOOMFIELD HILLS, Mich., January 31, 2014 - - Taubman Centers, Inc. (NYSE: TCO) (“Taubman”) today announced the completion of the sale of land owned by Taubman in Syosset, New York, and Taubman’s interest in Arizona Mills (Tempe, Ariz.) to Simon Property Group (NYSE: SPG) (“Simon”).

The consideration, excluding transaction costs, consisted of $60 million of cash and 555,150 partnership units in Simon Property Group Limited Partnership. The number of partnership units issued was determined based on a value of $154.91 per unit. As part of the sale, Taubman will be relieved of its $84 million share of the current $167 million mortgage loan on Arizona Mills, bringing the transaction’s total value to $230 million.

“Despite our best efforts and continuing enthusiasm for the opportunity, it became apparent that we were not going to be able to move forward anytime soon in Syosset with development of The Mall at Oyster Bay,” said Robert S. Taubman, chairman, president, and chief executive officer of Taubman Centers. “Given the excellent progress we are making with a number of other properties in our development pipeline, we are pleased to be able to redirect our resources at this time.” The Long Island property represents 39 acres of land and site improvements at the northeast corner of the Long Island Expressway (I-495) and Robbins Lane.

“In addition, the sale of our 50-percent interest in Arizona Mills allows us to recycle our capital and invest in our business,” said Mr. Taubman. Arizona Mills is located at the intersection of I-10 and U.S. 60 and is the largest outlet and value retail shopping destination in Arizona. The center, which opened in 1997, was developed in partnership by Taubman, The Mills Corporation, and Simon. Upon closing, Simon will own 100 percent of Arizona Mills.

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Taubman Centers Sells Long Island Land and Interest in Arizona Mills to Simon Property Group/2
About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing The Mall at University Town Center in Sarasota, Fla.; The Mall of San Juan in San Juan, Puerto Rico; International Market Place in Waikiki, Honolulu, Hawaii and shopping malls in Xi’an and Zhengzhou, China and Hanam, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Mich. and Taubman Asia, the platform for Taubman Centers’ expansion into China and South Korea, is headquartered in Hong Kong.  Founded in 1950, Taubman has more than 60 years of experience in the shopping center industry.  For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

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